UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2005

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2005, Duncan Investments, LLC, a wholly owned subsidiary of Skechers U.S.A., Inc. (the "Company"), entered into a construction agreement with Morley Construction Company ("Morley"). Under the terms of the agreement, Morley is responsible as the general contractor for the construction of the Company's new corporate facility in Manhattan Beach, California (the "Facility"). The agreement has a guaranteed maximum payment clause in which Morley agrees that the construction cost of the Facility will not exceed approximately $18.1 million, which amount is subject to change based on agreed upon changes to the scope of work. Morley will be responsible for covering any costs in excess of the guaranteed maximum price. If the ultimate cost of the project is less than the guaranteed maximum price of $18.1 million, then a portion of the cost savings will be shared with Morley. Morley has no material relationship with the Company or any of its affiliates.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed as part of this report:

10.1 Agreement dated August 25, 2005 between Duncan Investments, LLC, a wholly owned subsidiary of the Registrant, and Morley Construction Company regarding 330 South Sepulveda Boulevard, Manhattan Beach, California.

10.2 General Conditions of the Contract for Construction regarding 330 South Sepulveda Boulevard, Manhattan Beach, California.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

August 29, 2005	By:	/s/ David Weinberg

Name: David Weinberg
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Agreement dated August 25, 2005 between Duncan Investments, LLC, a wholly owned subsidiary of the Registrant, and Morley Construction Company regarding 330 South Sepulveda Boulevard, Manhattan Beach, California.
10.2	General Conditions of the Contract for Construction regarding 330 South Sepulveda Boulevard, Manhattan Beach, California.